EXHIBIT 99.21

Valerie Haertel, Investor Relations 212.969.6414 ir@alliancebernstein.com	John Meyers, Media 212.969.2301 pr@alliancebernstein.com

News Release

AllianceBernstein Announces June 30, 2006 Assets Under Management

Second Quarter Earnings Conference Call To Be Held On July 26, 2006

New York, NY, July 12, 2006 - AllianceBernstein Holding L.P. (NYSE: AB) and AllianceBernstein L.P. ("AllianceBernstein") today reported that preliminary assets under management increased by approximately $1 billion, or 0.2%, in the month of June to $625 billion due to positive net flows in all distribution channels, particularly Institutional Investments and Private Client, partially offset by unfavorable investment returns.

	ALLIANCEBERNSTEIN L.P. ASSETS UNDER MANAGEMENT ($ billions)
	At June 30, 2006 (preliminary)				At May 31, 2006
	Institutional Investments	Retail	Private Client	Total	Total
Equity
Growth	$89	$48	$20	$157	$156
Value	175	57	40	272	271
Total Equity	264	105	60	429	427

Fixed Income	108	35	23	166	166
Index/Structured	24	6	0	30	31

Total	$396	$146	$83	$625	$624

	At May 31, 2006

Total	$395	$147	$82	$624

CONFERENCE CALL INFORMATION RELATING TO SECOND QUARTER 2006 RESULTS

AllianceBernstein’s management will review second quarter 2006 financial and operating results on Wednesday, July 26, 2006, during a conference call at 5:30 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange. The conference call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Gerald M. Lieberman.

Parties may access the conference call by either telephone or webcast.

1.	To listen by telephone, please dial 866-556-2265 in the U.S. or 973-935-8521 outside the U.S., ten minutes before the 5:30 p.m. (New York Time) scheduled start time. The conference ID# is 7611243.
2.
To listen by webcast, please visit AllianceBernstein’s Investor Relations website at http://ir.alliancebernstein.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on AllianceBernstein’s website at the above web address after the release of its results on July 26, 2006.

A replay of the conference call will be made available for one week beginning at 7:30 p.m. (New York Time) on July 26, 2006. In the U.S., please call 877-519-4471 or, outside the U.S., call 973-341-3080, and provide the conference ID# 7611243. The replay will also be available via webcast on AllianceBernstein’s website for one week.

About AllianceBernstein

AllianceBernstein is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. AllianceBernstein is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. Through its subsidiary, Sanford C. Bernstein & Co., LLC, AllianceBernstein provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At June 30, 2006, AllianceBernstein Holding L.P. (“Holding”) owned approximately 32.7% of the issued and outstanding AllianceBernstein Units. AXA Financial was the beneficial owner of approximately 60.2% of the AllianceBernstein Units at June 30, 2006 (including those held indirectly through its ownership of approximately 1.7% of the issued and outstanding Holding Units) which, including the general partnership interests in AllianceBernstein and Holding, represent an approximate 60.6% economic interest in AllianceBernstein. AXA Financial is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.

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Forward-Looking Statements

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates. We caution readers to carefully consider our forward-looking statements in light of these factors. Further, these forward-looking statements speak only as of the date on which such statements are made; we undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances. For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item 1 of Form 10-K for the year ended December 31, 2005. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong. Please remember that factors other than those listed in “Risk Factors” could also adversely affect our business, operating results, or financial condition.

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